												EXHIBIT A-1



	October 18, 1996



American Gas Finance Company, L.L.C.
c/o American Gas Association
1515 Wilson Boulevard
Arlington, VA 22209-2469

Attention:  Daniel L. Sanford

Dear Mr. Sanford:

The signed subscription agreement and investor certificate for Consolidated's $250,000 investment in GasFinCo are enclosed. Please note that we have included an addendum to the subscription agreement regarding the investment being subject to S.E.C. approval, and therefore our investment is being paid into escrow.

Please contact me if you have any questions regarding the matter.

						Sincerely,

						s/ Mark M. Whitlinger

MMW:cr(gasfinco)

Enclosures


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													Number:	30


SUBSCRIPTION AGREEMENT


Date:  __________,1996




American Gas Finance Company, L.L.C.
c/o American Gas Association
1515 Wilson Boulevard
Arlington, Virginia 22209-2469
Attention:	Dan L. Sanford

Ladies and Gentlemen:

	The undersigned (the "Investor") hereby subscribes for the number of units (the "Units") of membership interest of American Gas Finance Company, L.L.C., a Delaware limited liability company (the "Company"), set forth on the signature page hereto, and agrees to pay the total purchase price for such Units as indicated herein.

	A.	The Investor understands that:

1.	This Subscription Agreement and the funds delivered hereunder will be returned promptly to the Investor, with a pro-rata portion of interest earned, if any, and all of the Investor's obligations under this Subscription Agreement will terminate if the American Gas Association, the Administrator of the Company (the "Administrator"), does not accept this Subscription Agreement. This subscription is irrevocable and subject to acceptance or rejection, in whole or in part, by the Company, acting through its Administrator, in its sole discretion.

		2.	All or any part of the Units for which the Investor is hereby subscribing may not be transferred unless they have been registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, or exemptions from registration are available.  The
Investor recognizes that the Company has made no representations with respect to registration of the Units under the Act or compliance with any requirements for exemption and, as a result, that the Investor must be prepared to bear the economic risk of its investment for an indefinite period of time, that the Investor must be able to bear the loss of its entire investment and, in particular, that the Company has not undertaken to redeem or repay the Units at any time.

		3.	The Investor acknowledges that all documents, records and
books pertaining to this investment have been made available for inspection by its attorney, its accountant and the Investor itself, and that the books and records of the Company will be available upon reasonable notice for inspection by Investors during reasonable business hours at the Company's principal place of business.

4.	The Investor acknowledges that the information contained in
the Confidential Private Offering Memorandum, dated September 12, 1996 (the "Memorandum") is confidential and non-public and agrees that all such information shall be kept in strict confidence by the Investor and neither used by the Investor for the Investor's personal benefit (other than in connection with this subscription), nor disclosed to any third party for any reason whatsoever; provided, however, that this obligation shall not apply to any such information that (a) is part of the public knowledge or literature and readily accessible at the date hereof, (b) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (c) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any Subscription Agreement entered into with the Company).

5.	The representations, warranties and agreements of the
Investor contained herein and in any other writing delivered by the Investor in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date of the sale of the Units as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Units.

	B.	The Investor hereby represents, warrants and covenants that:


1.	Except as noted in the Addendum, the Investor has all
requisite power and authority to enter into this Agreement and to perform the obligations contemplated hereby.


2.	Except as noted in the Addendum, this Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

3.	The execution, delivery and performance by the Investor of
this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Investor under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Investor, or result in the imposition of any lien on any asset of the Investor.

		4.	The Units will not be registered under the Act, or the
securities laws of any state or other applicable jurisdiction (the "Laws") and are being offered and sold to the Investor in reliance upon exemptions from registration under the Act and such laws. The reliance of the Company on exemptions from registration under the Act and the Laws is based in part on the Investor's representations set forth herein. The Investor acknowledges and agrees that the Units may be offered or sold only in accordance with the registration requirements of the Act or an exemption therefrom, and, in each case, in accordance with the transfer restrictions set forth in this Agreement and in the Operating Agreement of the Company.
The Investor understands that the Company and the Administrator have no obligation or intention to register the Units under the Act or the Laws, or to file the reports to make public the information required by Rule 144 (or any successor provision) promulgated under the Act.

5.	The Investor is acquiring its shares for its own account and not with a view to resale or distribution.

6.	In evaluating the suitability of an investment in the
Company, the Investor has not relied upon any representations or other information (whether oral or written) from the Company or the Administrator (or any of its agents or representatives), other than as set forth in the Memorandum and this Agreement. With respect to individual tax and other economic considerations involved in this investment, the Investor is not relying on the Company or the Administrator. The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor's professional legal, tax, accounting and financial advisers the suitability of an investment in the Units for the Investor's particular tax and financial situation and has determined that the Units being subscribed for by the Investor are a suitable investment for the Investor.

7.	The Investor is aware that there is no market for the Units
and the Units subscribed for herein are being acquired solely by and for the account of the Investor, for investment, and not with a view to resale or distribution; the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge all or any part of the Units for which the Investor hereby subscribes, and the Investor has no plans or intentions to enter into any such contract, undertaking or arrangement.

8.	The Investor agrees not to transfer the Units, or any
interest therein, except in accordance with the terms and provisions of this Agreement or the Operating Agreement of the Company and, in connection with such transfer, not to violate the Act or the Laws or the rules and regulations of the Securities and Exchange Commission or of any state securities commission promulgated under the Laws.

9.	The Investor has adequate means of providing for the
Investor's current needs and contingencies and has no need for liquidity of this investment and can afford the economic risk of a loss of the Investor's entire investment in the Units. The Investor's overall commitment to investments which are not readily marketable is not disproportionate to the Investor's net worth, and investment in the Units will not cause such overall commitment to become excessive.

10.	The Investor recognizes that investment in the Company
involves certain risks and certain conflicts of interest and the Investor has taken full cognizance of and understands all of the risk factors related to the purchase of the Units and inherent in the business of the Company, including, without limitation, those set forth under the caption "Risk Factors" in the Memorandum. The Investor is able to bear the economic risk of the Investor's investment in the Company. The Investor has substantial investment experience in making investment decisions of the type contemplated hereby, is experienced in evaluating companies such as the Company and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in the Company.

		11.	The Investor is acquiring the Units without being furnished
any offering literature, prospectus or any other form of general solicitation or general advertising other than the Memorandum, and the
Investor has not been given any oral or written representations or assurances by the Company or any representative of the Company in connection with this investment other than as set forth in the Memorandum or as contained in any documents or answers to questions furnished to the
Investor by the Company.

12.	The address set forth on the Investor's signature page is the
Investor's true and correct principal place of business and the Investor has no present intention of relocating any other jurisdiction, and if there should be any change of address prior to the closing of the offering in accordance with the Memorandum, the Investor will immediately provide such information to the Company or the Administrator.

13.	The Investor expressly acknowledges that: (a) no federal or
state agency has reviewed or passed upon the adequacy or accuracy of the information made available to the Investor, or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Units as an investment; (b) there are restrictions on the transferability of the Units and there will be no public market for the Units and, accordingly, it may not be possible for the Investor to liquidate the investment in the Units; and (c) any anticipated federal and/or state income tax benefits applicable to the Units may be lost through changes in, or adverse interpretations of, existing laws and regulations.

14.	The Investor understands that the Administrator may have a
conflict of interest in making determinations as Administrator of the Company.

15.	The Investor understands and acknowledges that the
Administrator, has been represented in connection with the offering of the Units and other matters by the law firm of McDermott, Will & Emery ("MW&E") and that the Company has not been separately represented by counsel. The Investor understands that MW&E has heretofore and may hereafter represent the Administrator and/or its affiliates in various matters. The Investor acknowledges that MW&E has not been engaged to represent the Investor and is not representing the Investor in connection with the purchase by the Investor of Units hereunder and the Investor has or, if deemed necessary by the Investor, will obtain independent legal representation in connection with the transactions contemplated hereby.

16.	The Investor has carefully read the Memorandum.  The Investor hereby confirms that it has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Offering and to obtain any additional information which it deems necessary to verify the accuracy of the information contained in the Memorandum.

17.	All information which the Investor has provided in the
Questionnaire annexed hereto concerning itself and its financial position is complete and correct as of the date set forth above, and if there should be any material change in such information prior to my having been admitted as a Member, the Investor will immediately provide such information to the Administrator.

		18.	The undersigned hereby certifies that the undersigned is
organized under U.S. federal or state law (if a corporation or partnership), or that the undersigned's income from all sources is subject to U.S. federal income tax (if a trust or estate). The undersigned agrees to notify the Company within 30 days of any change in status as certified in the preceding sentence.

19.	The Investor is a full voting member (U.S. local distribution company) of the American Gas Association.

20.	The Investor is a corporation, not formed for the specific
purpose of acquiring the Units, with total assets in excess of $5,000,000.

21.	The Investor is an "accredited investor" within the meaning
of Rule 501 of Regulation D promulgated under the Act.

C.	FOR ALABAMA INVESTORS ONLY:

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMM[END OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR ARIZONA INVESTORS ONLY:

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, AS AMENDED, AND ARE OFFERED PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. THE UNITS CANNOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THESE ARE SPECULATIVE SECURITIES.

FOR CONNECTICUT INVESTORS ONLY:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT SECURITIES ACT AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN TRANSACTIONS WHICH ARE EXEMPT UNDER THE CONNECTICUT SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER.

FOR FLORIDA INVESTORS ONLY:

THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT REQUIRES AND THE ISSUER HEREBY AGREES THAT IF SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN FLORIDA, ANY SALE IN FLORIDA IS VOIDABLE BY THE INVESTOR, AND THE INVESTOR SHALL HAVE THE RIGHT TO WITHDRAW ITS ACCEPTANCE OF AN OFFER TO ACQUIRE THESE SECURITIES FOR A PERIOD OF (i) THREE (3) BUSINESS DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE INVESTOR TO THE ISSUER RELATING TO THE ACQUISITION OF THESE SECURITIES AND PAYMENT THEREFOR OR (ii) WITHIN THREE (3) BUSINESS DAYS AFTER THE AVAILABILITY OF TIES RECISION PRIVILEGE IS COMMUNICATED TO THE INVESTOR, WHICHEVER OCCURS LATER. IF THE UNDERSIGNED SHOULD DETERMINE TO WITHDRAW ACCEPTANCE OF THE OFFER TO INVEST IN THESE SECURITIES UNDER SUCH CIRCUMSTANCES, THE INVESTOR MAY DO SO WITHOUT ANY LIABILITY WHATSOEVER.

FOR GEORGIA INVESTORS ONLY:

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR INDIANA INVESTORS ONLY:

THE SECURITIES OFFERED PURSUANT TO THIS CONFIDENTIAL OFFERING MEMORANDUM HAVE NOT BEEN REGISTERED UNDER SECTION 3 OF THE INDIANA BLUE SKY LAW, SECTION 23-2-1-3 OF THE INDIANA CODE, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH LAW OR PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER.
INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR NEW JERSEY INVESTORS ONLY:

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY, NOR HAS THE BUREAU PASSED ON OR

ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THIS OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

FOR PENNSYLVANIA INVESTORS ONLY:

EACH SUBSCRIBER WHO IS A PENNSYLVANIA RESIDENT HAS THE RIGHT TO CANCEL AND WITHDRAW HIS SUBSCRIPTION AGREEMENT AND HIS PURCHASE OF SECURITIES UPON WRITTEN NOTICE TO THE ISSUER GIVEN WITHIN TWOBUSINESS DAYS FOLLOWING THE RECEIPT BY THE ISSUER OF THE SUBSCRIBER'S WRITTEN AGREEMENT OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN SUBSCRIPTION AGREEMENT, WITHIN TWO BUSINESS DAYS AFTER THE SUBSCRIBER MAKES THE INITIAL PAYMENT FOR THE SECURITIES.

EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF PURCHASE.

FOR TEXAS INVESTORS ONLY:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS OF TEXAS AND THEREFORE CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FOR UTAH INVESTORS ONLY:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UTAH SECURITIES ACT AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

FOR VERMONT INVESTORS ONLY:

EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 4204 (A)(15) OF THE VERMONT SECURITIES ACT DIRECTLY FROM THE ISSUER OR AN AFFILIATE OF THE ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE ISSUER, OR ANY OTHER PERSON WITHIN THREE (3) CALENDAR DAYS AFTER THE FIRST

TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT, OR WITHIN THREE (3) CALENDAR DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER.

	D.	Indemnification.  The Investor shall indemnify and hold harmless the Company and the Administrator and each officer, director or control person of the Company and/or the Administrator, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against any and all losses, liabilities and expenses (including reasonable attorney's fees, judgments, fines and amounts paid in settlement) incurred by the Company, the Administrator or any officer, director or control person of the Company and/or the Administrator by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Investor to the Company or the Administrator (or any agent or representative of the Company or the Administrator), or omitted or alleged to have been omitted by the Investor, concerning the Investor or the Investor's authority to invest or financial position in connection with the offering, including, without limitation, any such misrepresentation, misstatement or omission contained in any documents submitted by the Investor, to the extent the Company, the Administrator or such officer, director or control person has not otherwise been reimbursed in connection with such action, suit or proceeding.

E.	LIMITATION ON TRANSFER OF UNITS.

1.	The Investor covenants, warrants and represents that the Investor will not transfer, assign, sell, hypothecate, pledge, alienate, encumber or in any way transfer or dispose of any of the Investor's Units (whether now owned or hereafter acquired) or any interest therein (including, but not limited to, any proxy to vote the same to a person who is not a member of the Company) or any right under this Agreement (including, but not limited to, the right to receive payment for such Units), except as provided for by the terms contained in this Agreement or in the Operating Agreement. The limitations in the foregoing sentence include, but are not limited to, any disposition occurring upon or by virtue of the bankruptcy or insolvency of the Investor, the appointment of a receiver, trustee, conservator or guardian for the Investor or the Investor's property, a transfer pursuant to court order in the event of divorce, marital dissolution, legal separation or similar proceedings, or a transfer pursuant to any loan or security agreement whether or not permitted hereby. Any transferee of the Investor shall, by acceptance of such Units, be bound by all of the terms and conditions of this Agreement to the same extent as if such transferee were the Investor.

2.	If any Units are disposed of in whole or in part, voluntarily or involuntarily, by operation of law or otherwise, by reason of the insolvency or bankruptcy of the Investor, or otherwise in violation of the provisions of this Agreement or the Operating Agreement, the recipient of any such Units shall not be registered on the books of the Company and the transferee thereof shall not be recognized as the holder of such Units by the Company, and shall not acquire any voting, dividend or other rights in respect thereof. Every transferee of Units under this Agreement, by accepting transfer of the Units, agrees to be bound by all provisions of this Agreement. For purposes of this Agreement, the term "Units" shall also include any warrants, options or rights issued in payment or distribution of any unit reclassification, dividend or split with respect to the units of membership interest of the Company or any shares, warrants, options or rights of another company into which the Units are exchanged.

3.	The Investor agrees that neither the Company nor any other
holder of units of the Company shall be obligated to make any payments to any non-permitted transferee notwithstanding notice of a purported transfer.

	F.	POWER OF ATTORNEY.  The undersigned does hereby irrevocably
constitute and appoint the Administrator and its successors in interest, the undersigned's true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in the undersigned's name, place and stead, (i) the Articles of Formation and the Company Operating Agreement and any amendment or modification thereof made in accordance with their terms, (ii) all conveyances and other instruments which the Administrator deems appropriate to reflect the dissolution and termination of the Company pursuant to the terms of the Operating Agreement, (iii) all instruments relating to the admission of any additional or substituted Members, (iv) a certificate of assumed name and such other certificates and instruments as may be necessary, and (v) all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, or any state or political subdivision or agency thereof, to effectuate, implement and continue the valid existence and purposes of the Company. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy, incompetency or legal disability of the undersigned and shall extend to the undersigned's heirs, successors and assigns. The undersigned hereby agrees to be bound by any representations made by said agent and attorney-in-fact acting in good faith pursuant to such power of attorney, and the undersigned hereby waives any and all defenses which may be available to contest, negate or disaffirm any action of the Administrator taken in good faith under such power of attorney.

G.	GENERAL.

1.	Upon the execution of this Agreement and closing of the
offering in accordance with the Memorandum, the Company shall cause the certificates representing the Units to be endorsed with a restrictive legend as follows:

Notice is hereby given that the sale, assignment, transfer, pledge or other disposition or encumbrance of the Units represented by this certificate is prohibited by the terms of a Subscription Agreement dated as of ______________, 1996, and the Operating Agreement, dated as of ______________, 1996, a copy of which is on file at the Company's principal office.

		2.	This Agreement shall inure to the benefit of and be binding
upon the Company, the Investor and, to the extent applicable, the other members of the Company and their respective heirs, executors, administrators, personal representatives, legatees, successors and permitted assigns.

		3.	The parties hereto agree to sign all necessary documents and take all other actions necessary to carry out the provisions of this
Agreement.

		4.	All notices required or permitted to be given by any party to another party hereunder shall be deemed to have been duly given if delivered to such other party or if mailed by registered or certified mail, in the case of the Company, to its principal office, or, in the case of the
Investor, to the last address which appears in the books of the Company.
Any party to this Agreement shall have the right, from time to time, to specify as its address for purposes of this Agreement any other address in the United States upon giving fifteen (15) days notice thereof to the other party.

5.	This Agreement and the legal relations between the parties
shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to choice of law principles.

		6.	This Agreement embodies the entire agreement and
understanding of the parties hereto with respect to the subject matter contained herein, and supersedes all prior written or oral agreements and understandings between the parties with respect to such subject matter. There are no contrary agreements, understandings, undertakings, covenants or representations with respect to the Units other than as expressly set forth herein.

7.	The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

8.	This Agreement may be executed in one or more counterparts,
each of which will be deemed an original but all of which together shall constitute one and the same instrument.


IF THE UNDERSIGNED AGREES WITH THE FOREGOING, SIGN THE SIGNATURE
PAGES TO THIS SUBSCRIPTION AGREEMENT LOCATED IN THE SUBSCRIPTION DOCUMENTS PROVIDED AND RETURN THEM TO THE ADMINISTRATOR, AND THIS SUBSCRIPTION AGREEMENT SHALL THEN BECOME A BINDING AGREEMENT BETWEEN THE UNDERSIGNED AND THE ADMINISTRATOR IN ACCORDANCE WITH ITS TERMS.

ADDENDUM
________________

Subscription Contingent Upon SEC Approval. The consummation of the transaction contemplated in the Agreement is contingent upon Investor's obtaining approval from the Securities and Exchange Commission ("SEC") of a Form U-1, Application or Declaration under the Public Utility Holding Company Act of 1935 (the "Application"), which Investor shall file as soon as practicable with the SEC.

Escrow of Subscription Purchase Price. With the execution of the Agreement, Investor shall deposit the amount of Two Hundred and Fifty Thousand Dollars ($250,000) in an escrow account with Chase Manhattan Bank ("Chase"). If the SEC approves the Application, then Investor will direct Chase to wire transfer the funds from the escrow account to Company and the Agreement will be legally binding. If the SEC denies the Application, then the funds in the escrow account will be returned to Investor and the Agreement will be null and void.

SUBSCRIPTION AGREEMENT AND OPERATING AGREEMENT
SIGNATURE PAGE



Dated:	October 18, 1996

Number of Units subscribed for:				250

Aggregate purchase price ($1,000 per
	Unit with a minimum of $100,000 and a 			$250,000
	maximum of $500,000):


SUBSCRIBER:	s/R. E. Wright
	(signature)  R. E. Wright, President
	(if signing in capacity of officer or trustee, please indicate)



CNG Products and Services, Inc.				25-1781718
(print exact name in which	(Tax Identification Number)
Units will be held)
CNG Tower
625 Liberty Avenue
	(address)

Pittsburgh, PA 15222-3199

SUBSCRIPTION ACCEPTED:


AMERICAN GAS FINANCE COMPANY,
L.L.C.


By:	American Gas Association, its
Administrator


By:
Its: